Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-A Owner Trust
For the Month of June 1996
Distribution Date of July 15, 1996

Original Pool Amount                  $459,943,869.53

Beginning Pool Balance                $448,886,287.07
Beginning Pool Factor                       0.9759588

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $10,536,011.90
  Interest Collected                    $3,675,256.00

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $10,734.47
Total Additional Deposits                  $10,734.47

Repos/Chargeoffs                          $817,826.85
Aggregate Number of Notes Charged Off              22

Total Available Funds                  $14,222,002.37

Ending Pool Balance                   $437,532,448.32
Ending Pool Factor                          0.9512736

Servicing Fee                             $374,071.91

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $22,498,310.36
  Target Percentage                              5.00%
  Target Balance                       $21,876,622.42
  Minimum Balance                       $9,658,821.26
  (Release)/Deposit                      $(621,687.94)
  Ending Balance                       $21,876,622.42

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,207,496.83    1,596
    31-60 days                             346,631.91      264
    60+ days                                31,930.24       35

    Total                                2,586,058.98    1,596

  Balances:
    60+ days                             1,136,372.69       35

Memo Item - Reserve Account
  Opening Balance                      $22,444,314.35
  + Invest. Income                          53,996.01
  - Transfer to Collections Account              0.00
Beginning Balance                      $22,498,310.36

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-A Owner Trust
For the Month of June 1996

                                                                NOTES
                                       TOTAL          CLASS A-1       CLASS A-2       CERTIFICATES

Original
 Distributions:                   $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages                                  100.00%            0.00%            0.00%
 Coupon                                                     5.250%           6.350%           6.500%

Beginning Pool Balance            $448,886,287.07
Ending Pool Balance               $437,532,448.32

Collected Principal                $10,536,011.90
Collected Interest                  $3,675,256.00
Charge-Offs                           $817,826.85
Liquidation Proceeds/Recoveries        $10,734.47
Servicing                             $374,071.91
Cash Transfer from Reserve Account          $0.00
  Total Collections Available
    for Debt Service               $13,847,930.46

Beginning Balance                 $448,886,287.07   $80,942,417.54  $347,245,000.00   $20,698,869.53

Interest Due                        $2,303,746.75      $354,123.08    $1,837,504.79      $112,118.88
Interest Paid                       $2,303,746.75      $354,123.08    $1,837,504.79      $112,118.88
Principal Due                      $11,353,838.75   $11,353,838.75            $0.00            $0.00
Principal Paid                     $11,353,838.75   $11,353,838.75            $0.00            $0.00

Ending Balance                    $437,532,448.32   $69,588,578.79  $347,245,000.00   $20,698,869.53
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.7563975955     1.0000000000     1.0000000000

Total Distributions                $13,657,585.50   $11,707,961.83    $1,837,504.79      $112,118.88

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $190,344.96

Beginning Reserve Account Balance  $22,498,310.36     see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(621,687.94)
Ending Reserve Account Balance     $21,876,622.42

(1) The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter untill all the Notes have been paid in full. No principal distribution to Class A-2 until Class A-1 has been paid in full.Exhibit 20.1

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-A Owner Trust
For the Month of June 1996

Trigger Events:     A) Loss Trigger - Reserve Account Balance
                       Loss Trigger - Certificate Lockout Event
                    B) Delinquency Trigger

                                  2             1
                              May 1996       June 1996
Beg. Pool Balance        $459,943,869.53  $448,886,287.07


A) Loss Trigger:
Principal of Contracts
  Charged off                $383,082.86      $817,826.85
Recoveries                         $0.00       $10,734.47

Loss Trigger - Reserve Account Balance            Loss Trigger - Certificate Lockout Event
Total Charged off                                 Total Charged off
  (Months 5,4,3)                   NA                (Months 1-6)       $1,200,909.71
Total Recoveries                                  Total Recoveries
  (Months 3,2,1)              $10,734.47             (Months 1-6)          $10,734.47
Net Loss/(Recoveries)                             Net Loss/(Recoveries)
  for 3 Mos.                       NA(a)             for 6 Mos.         $1,190,175.24(c)

Total Balance                                     Total Balance
  (Months 5,4,3)                   NA(b)             (Months 1-6)     $908,830,156.60(d)

Loss Ratio [(a/b)(12)]              NA            Loss Ratio [(c/d)(12)]       1.5715%

Trigger:                                          Trigger:
  Is Ratio> 1.5%                    NA              Is Ratio> 6.0%                No

B) Delinquency Trigger:
  Balance delinquency
    60+ days                 $633,341.17    $1,136,372.69
  As % of Beginning
    Pool Balance                0.13770%         0.25315%
  Three Month Average           0.13770%         0.19543%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer